Exhibit 99.1

Confidential

Execution Version

TAX SHARING AGREEMENT

This Tax Sharing Agreement, dated as of May 11, 2022 (this “Agreement”), is between Amprius Technologies, Inc., a Delaware corporation (the “Company”), and Amprius, Inc., a Delaware corporation (“Parent”, together with the Company, the “Members”). Capitalized terms used but not defined elsewhere herein have the meanings assigned to them in the Business Combination Agreement, dated as of the date of this Agreement (the “BCA”), among Kensington Capital Acquisition Corp. IV, a Cayman Islands exempted company incorporated with limited liability (which shall transfer by way of continuation to and domesticate as a Delaware corporation, “Kcompany”), Kensington Capital Merger Sub Corp., a Delaware corporation (“Merger Sub”), and the Company.

WHEREAS, as of the date of this Agreement, the Members comprise the members of the consolidated U.S. federal income tax group of which the Parent is the parent and the Company is a member (the “Consolidated Group”) which join annually in the filing of a consolidated U.S. federal income Tax Return;

WHEREAS, as of the date of this Agreement, the Members comprise the members of the combined California income tax group (the “California Group”) of which the Parent is the parent which join annually in the filing of a combined California income Tax Return;

WHEREAS, upon the terms and subject to the conditions of the BCA, Kcompany and the Company will enter into a business combination transaction pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Kcompany; and

WHEREAS, after the Effective Date, the Company will no longer be included in the Consolidated Group or the California Group, and it is now the intention of the Members to enter into an agreement for the allocation of certain U.S. federal and state income Tax liabilities, and certain related matters.

NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1 Definitions. For purposes of this Agreement:

“Consolidated Return” means any consolidated U.S. federal income Tax Return of the Consolidated Group.

“Consolidated Return Year” means any taxable period during which the Consolidated Group actually files or is required to file a Consolidated Return, including the taxable year that includes the Effective Date.

“Consolidated Tax Liability” means the consolidated U.S. federal income Tax liability of the Consolidated Group for a Consolidated Return Year.

“State Combined Return” means any consolidated, combined or unitary Tax Return with respect to State Combined Taxes (including California combined Tax Returns) for a group that includes both Members.

“State Combined Return Year” means any taxable period (or portion thereof) during which the Members actually file or are required to file a State Combined Return, including the taxable year that includes the Effective Date.

“State Combined Taxes” means any income, franchise or similar Taxes payable by a Member to any state, municipal or other local Taxing Authority.

“State Combined Tax Liability” means the consolidated, combined or unitary State Combined Tax liability of the Members for a State Combined Return Year for a group that includes both Members.

“Tax” or “Taxes” means all taxes (including interest and penalties thereon).

“Tax Returns” means all returns, reports and information statements (including all exhibits and schedules thereto and including amendments) required to be filed with a taxing authority with respect to any Taxes.

ARTICLE II.

PREPARATION AND FILING OF TAX RETURNS

Section 2.1 Returns. The Parent shall prepare and file, or cause to be prepared and filed, the Consolidated Returns for all Consolidated Return Years and all State Combined Returns for all State Combined Return Years. The Company, at the direction of the Parent, shall execute and file such consents, elections and other documents that may be required or appropriate for the proper filing of such returns and maintain such books and records and provide such information as Parent may request in connection with the matters contemplated by this Agreement.

Section 2.2 Member Tax Information With respect to all Consolidated Returns and State Combined Returns, Parent shall have the right in its sole discretion to (i) adopt, make or change any Tax elections and accounting methods and (ii) amend such Tax Returns. The Company shall submit the tax information reasonably requested by the Parent in the manner and by the date reasonably requested, in order to enable the Parent to file any Consolidated Returns or State Combined Returns.

Section 2.3 Tax Allocations. For the purpose of allocating Taxes attributable to the operations of the Company pursuant to this Agreement for a taxable period that does not end on the Effective Time, the amount of such Taxes that have accrued up to the date immediately prior to and including the Effective Time shall be based on a closing of the books, except that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions), other than with respect to property placed in service on or after the Effective Time, shall be allocated on a per diem basis.

ARTICLE III.

RESPONSIBILITY FOR TAX; AUDITS

Section 3.1 Responsibility. The Parent will be solely responsible for, and will indemnify and hold the Company harmless with respect to, the payment of (a) the Consolidated Tax Liability for each Consolidated Return Year and (b) the State Combined Tax Liability for each State Combined Tax Year, as determined with respect to Taxes attributable to the operations of the Company under Section 2.3 hereof.

Section 3.2 Income Tax Audits.

(a) The Members acknowledge and agree that the Parent is, and shall continue to be, authorized to undertake any and all actions that are within the scope of Parent’s authority under the Code or the applicable Treasury Regulations, as the common parent of the Consolidated Group in connection with the filing of any Consolidated Returns and any U.S. federal income tax audit, examination or other tax proceeding involving Taxes filed on a group basis. The Members acknowledge that the Parent is, and shall continue to be, authorized to undertake any and all actions that are within the scope of the Parent’s authority under applicable law in connection with the filing of any State Combined Returns and any audit, examination or other tax proceeding involving State Combined Taxes. Parent shall have the authority to control, settle and resolve any dispute relating to any Consolidated Returns and State Combined Returns with the IRS or any other taxing authority.

(b) Parent is authorized to retain accountants and attorneys for the purpose of preparing any Tax Returns required to be prepared by Parent as provided for herein. The Company shall promptly forward to Parent any notice relating to any Tax Return to be so prepared by Parent or any Tax for which the Parent might be responsible (and at least within ten (10) days of Company, becoming aware of such notice) and provide the Parent with such records, documents and information as the other party shall request in connection with the preparation of such returns or in connection with any dispute with the Internal Revenue Service (“IRS”) or any other taxing authority. Each of Parent and the Company shall retain all Tax Returns, schedules, work papers and other Tax records relating to matters or periods covered by this Agreement until the expiration of the statute of limitations applicable to such underlying Taxes. Notwithstanding the foregoing, the delay or failure of any party to give notice to the other party as provided in this Section 3.2(b) shall not relieve the other party of its obligations, if any, under this Agreement, except to the extent that such other party is actually and substantially prejudiced by such delay or failure to give notice.

ARTICLE IV.

GENERAL PROVISIONS

Section 4.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4.1):

if to the Company:

Amprius Technologies, Inc.

1180 Page Ave

Fremont, CA 94538

Attention: Dr. Kang Sun

Email: kang@amprius.com

with a copy (which shall not constitute notice) to:

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, NY 10004

Attention: Charles A. Samuelson

Email: chuck.samuelson@hugheshubbard.com

if to the Parent:

Amprius, Inc.

1180 Page Ave

Fremont, CA 94538

Attention: Dr. Kang Sun

Email: kang@amprius.com

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, CA 94304

Attention: Michael J. Danaher

Email: mdanaher@wsgr.com

Section 4.2 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

Section 4.3 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 4.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, however, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the Transactions, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 4.5 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.5.

Section 4.6 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 4.7 Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 4.8 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 4.9 Expenses. Except as set forth elsewhere in this Agreement, all expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses.

Section 4.10 Amendment. This Agreement may be amended in writing by the parties hereto at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

Section 4.11 Waiver. Any party to this Agreement may, at any time prior to the Effective Time, (a) extend the time for the performance of any obligation or other act of the other parties hereto, (b) waive any inaccuracy in the representations and warranties of another party hereto contained herein or in any document delivered by another party pursuant hereto and (c) waive compliance with any agreement of another party hereto or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

Section 4.12 Termination. In the event of the termination of the BCA, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Parent have caused this Tax Sharing Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

AMPRIUS TECHNOLOGIES, INC.

By:	/s/ Kang Sun
Name: Kang Sun
Title: Chief Executive Officer

AMPRIUS, INC.

By:	/s/ Kang Sun
Name: Kang Sun
Title: Chief Executive Officer